January 28, 2016

WestMountain Gold, Inc.
120 E Lake St. Ste. 401
Sandpoint, ID 83864-1366
Attn: James Creamer, Secretary
jcreamer@westmountaingold.com

            RE: Resignation from WestMountain Gold, Inc. Board of Directors

Dear James,

            Pursuant to Article IV, Section 5 of the Bylaws of WestMountain Gold, Inc. (the “Company”), I hereby resign as a member of the Board of Directors of the Company effective immediately upon adjournment of the meeting of the Company Board of Directors held on January 28, 2016.

My resignation is not the result of a disagreement with management regarding the operations, policies or practices of the Company.

                                                                                                                                                                  Sincerely,

                                                                                                                                                                  /s/ Dale L. Rasmussen
                                                                                                                                                                              Dale L. Rasmussen